Exhibit 3.1

BERMUDA
THE COMPANIES ACT 1981

AMENDED
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION
OF
OneBeacon Insurance Group, Ltd.

(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Compass Administration Services Ltd. Crawford House 50 Cedar Avenue Hamilton HM11	Yes	Bermuda	1

do hereby agree to take such number of shares of the Company as may be allotted to us by the provisional director(s) of the Company, not exceeding the number of shares for which we have subscribed, and to satisfy such calls as may be made by the directors, provisional director(s) or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:- N/A

5.	The authorised share capital of the Company is US$1,200,000.00 divided into 120,000,000 shares of par value US$0.01 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company:

i)	has the powers of a natural person;

ii)	Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which are, at the option of the holders thereof are to be liable to be redeemed;

iii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

iv)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by the subscriber in the presence of a witness attesting the signature thereof:-

........................................................................................	........................................................................................
Lisa O’ Sullivan Duly authorised, for and on behalf of Compass Administration Services Ltd.	(Witnesses)

(Subscriber)

Subscribed this 27 day of April 2017